Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-207299) pertaining to the 2008 Long Term Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Mirna Therapeutics, Inc. of our report dated March 29, 2016, with respect to the financial statements of Mirna Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

March 29, 2016